Exhibit 3.1




                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
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                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              HURCO COMPANIES, INC.
                        (As Amended Through June 2, 1997)


                                    ARTICLE I

                                      Name

                  The name of the Corporation is HURCO COMPANIES, INC.


                                   ARTICLE II

                                    Purposes

                  The purposes for which the Corporation is organized are to engage in, either alone or as a partner, joint venturer or otherwise, the invention, design, manufacture, production, sale and lease of products and equipment of all types to be used in the metal working industry, and to engage in and transact any and all other lawful business for which corporations may be incorporated under the Indiana Business Corporation Law, as the same may, from time to time, be amended (the "Corporation Law").


                                   ARTICLE III

                                Term of Existence

                  The period during which the Corporation shall continue is perpetual.


                                   ARTICLE IV

                                Number of Shares

                  The total number of shares which the Corporation shall have authority to issue is 13,500,000 consisting of 12,500,000 shares of Common Stock, no par value (the "Common Stock"), and 1,000,000 shares of Preferred Stock, no par value (the "Preferred Stock").




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                                    ARTICLE V

                           Terms of Authorized Shares

Section 1. Designation. The authorized shares of the Corporation shall be divided into two (2)classes, as follows:

                  (i) 12,500,000 shares of Common Stock. The shares of Common Stock shall be identical with each other in all respects.

                  (ii) 1,000,000 shares of Preferred Stock, which shares may hereafter be issued in one or more series as provided in Section 2.

                  Section 2. Rights, Privileges, Limitations and Restrictions of Preferred Stock. Except as otherwise provided in these Articles, the Board of Directors is vested with authority to determine and state the designation and the relative preferences, limitations, voting rights, if any, and other rights of each series of Preferred Stock by the adoption and filing in accordance with the Corporation Law, before the issuance of any shares of such series of Preferred Stock, of an amendment or amendments to these Articles of Incorporation, as the same may, from time to time, be amended, determining the terms of such series of Preferred Stock. All shares of Preferred Stock of the same series shall be identical with each other in all respects. Without limiting the generality of the foregoing, the Board of Directors shall have the authority to determine the following:

                  (i) The designation of such series, the number of shares which shall initially constitute such series and the stated value thereof if different from the par value thereof;

                  (ii) Whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be special, conditional or limited or no voting rights except as required by law;

                   (iii) The rate or rates and the time or times at which dividends and other distributions on the shares of such series shall be paid, the relationship or priority of such dividends to those payable on Common Stock or to other series of Preferred Stock, and whether or not any such dividends shall be cumulative;

                   (iv) The amount payable on the shares of such series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative priorities, if any, to be accorded such payments in liquidation;

                    (v) The terms and conditions upon which either the Corporation may exercise a right to redeem shares of such series or upon which the holder of such shares may exercise a right to require redemption of such shareholder's Preferred Stock, including any premiums or penalties applicable to exercise of such rights;

                   (vi) Whether or not a sinking fund shall be created for the redemption of the shares of such series, and the terms and conditions of any such fund;

                  (vii) Rights, if any, to convert any shares of such series, either into shares of Common Stock or into other series of Preferred Stock and the prices, premiums or penalties, ratios and other terms applicable to any such conversion;

                 (viii) Restrictions on acquisition, rights of first refusal or other limitations on transfer as may be applicable to such series, including any series intended to be offered to a special class or group; and

                  (ix) Any other relative rights, preferences, limitations, qualifications or restrictions on such series of Preferred Stock, including rights and remedies in the event of default in connection with dividends, other distributions or redemptions.

                  Section 3. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and any preferential amounts to be distributed to holders of the Preferred Stock and any other class or series of stock then outstanding having a priority over the Common Stock, in the event of voluntary or involuntary liquidation, dissolution or winding up, to share ratably in the remaining net assets of the Corporation.

                  Section 4. Issuance of Shares. The Board of Directors has authority to authorize and direct the issuance by the Corporation of shares of Preferred Stock and Common Stock at such times, in such amounts, to such persons, for such considerations and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Corporation Law, other applicable law and these Articles of Incorporation, as the same may, from time to time, be amended.

                  Section 5. Distributions Upon Shares. The Board of Directors has authority to authorize and direct the payment of dividends and the making of other distributions by the Corporation in respect of the issued and outstanding shares of Preferred Stock and Common Stock (i) at such times, in such amount and forms, from such sources and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Corporation Law, other applicable law and these Articles of Incorporation, as the same may, from time to time, be amended; and (ii) in shares of the same class or series or in shares of any other class or series without obtaining the affirmative vote or the written consent of the holders of the shares of the class or series in which the payment or distribution is to be made.

                  Section 6. Acquisition of Shares. The Board of Directors has authority to authorize and direct the acquisition by the Corporation of the issued and outstanding shares of Preferred Stock and Common Stock at such times, in such amounts, from such persons, for such consideration, from such sources, and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Corporation Law, other applicable law and these Articles of Incorporation, as the same may, from time to time, be amended.

                  Section 7. No Pre-emptive Rights. The holders of the Common Stock and the holders of any series of the Preferred Stock shall have no pre-emptive rights to subscribe to or purchase any shares of Common Stock, Preferred Stock, or other securities of the Corporation.

                  Section 8. Record Ownership of Shares or Rights. The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right of the Corporation is registered on the books of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or any other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.


                                   ARTICLE VI

                             Voting Rights of Shares

         The shares of the Corporation shall have the following voting rights.

                  Section 1. Common Stock. Except as otherwise provided by the Corporation Law or by these Articles, the record holder of each authorized, issued and outstanding share of Common Stock shall be entitled to one (1) vote for each such share on all matters submitted to shareholders for a vote.

                  Section 2. Preferred Stock. Except as specifically provided in the Corporation Law, holders of outstanding shares of Preferred Stock of any series shall have such voting rights, if any, as provided in the amendment or amendments to these Articles of Incorporation determining the terms of such series of Preferred Stock.


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                                   ARTICLE VII

         Directors

                  Section 1. Number. The number of directors may be fixed from time to time by the By-Laws of the Corporation at any number not less than three
(3). In the absence of a by-law fixing the number of directors, the number shall be nine (9).

                  Section 2. Qualification. Directors shall be American citizens and may, but need not be, shareholders of the Corporation.

                  Section 3. Staggered Terms. If there are nine (9) or more directors, the By-Laws of the Corporation may provide for staggering their terms by dividing the total number of directors into two (2) or three (3) groups, with each group containing one-half (l/2) or one-third (1/3) of the total, as near as may be.

                  Section 4. Removal of Directors. At any meeting of shareholders of the Corporation called for the purpose of removing directors, the shareholders may remove any director for cause, by a majority vote of shares entitled to vote, and may remove any director without cause by a seventy-five percent (75%) vote of shares entitled to vote. Record holders of outstanding shares of Common Stock and Preferred Stock of the Corporation may only vote in respect to the removal of directors elected by said class of stock.


                                  ARTICLE VIII

                      Provisions for Regulation of Business
                      and Conduct of Affairs of Corporation

                  Section 1. Meetings of Shareholders. Meetings of the shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the By-Laws of the Corporation or in the respective notices or waivers of notice thereof. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the shareholders entitled to vote with respect thereto and such written consent is filed with the minutes of the proceedings of the shareholders.

                  Section 2. Meetings of Directors. Meetings of the directors of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the By-Laws of the Corporation or in the respective notices, or waivers of notice, thereof. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of such Board or committee.
                  Section 3. By-Laws. The Board of Directors of the Corporation shall have power, without the assent or vote of the shareholders, to make, alter, amend or repeal the By-Laws of the Corporation, but the affirmative vote of two-thirds (2/3) of the members of the Board of Directors, if it consists of more than nine (9) members, or a majority of the members of the Board of Directors, if it consists of nine (9) or fewer members, for the time being, shall be necessary to effect any alteration, amendment or repeal.

                  Section 4. Special Transactions. The affirmative vote of the holders of not less than three-fourths (3/4) of all outstanding shares of Common Stock of this Corporation shall be required for the approval of any proposal that (1) this Corporation merge or consolidate with any other corporation or entity if such other corporation or entity or any of its affiliates, singly or in the aggregate, are directly or indirectly the beneficial owners of more than five percent (5%) of the total outstanding shares of Common Stock of this Corporation (such other corporation or entity being herein referred to as the "Related Corporation"); or that (2) this Corporation sell or exchange all or substantially all of its assets or business to or with such Related Corporation; or that (3) this Corporation issue or deliver any stock or other securities of its issue in exchange or payment for any properties or assets of such Related Corporation or securities issued by such Related Corporation; or (4) involves a merger of any affiliate of this Corporation with or into such Related Corporation or any of its affiliates, and to effect such transaction the approval of shareholders of this Corporation is required by law; or (5) this Corporation be merged or consolidated into a subsidiary which does not have in its Articles of Incorporation the provisions contained in this Section 7; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale or exchange, or issuance or delivery of stock or other securities which was (i) approved by resolution of the Board of Directors adopted by the affirmative vote of not less than two-thirds (2/3) of the then authorized number of directors; or (ii) approved by resolution of the Board of Directors prior to the acquisition of the beneficial ownership of more than five percent (5%) of the total voting power of all outstanding shares of the voting stock of the Corporation by such Related Corporation and its affiliates. For the purposes hereof, an "affiliate" is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise; and in computing the percentage of outstanding Common Stock beneficially owned by any person the shares outstanding and the shares owned shall be determined as of the record date fixed to determine the stockholders entitled to vote or express consent with respect to such proposal. The shareholder vote, if any, required for mergers, consolidation, sales or exchanges of assets or issuances of stock or other securities not expressly provided for in this Article, shall be such as may be required by the Corporation Law.

                  Section 5. Amendment of Articles of Incorporation. The Corporation reserves the right to increase or decrease the number of its authorized shares, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provisions contained in these Articles of Incorporation or in any amendment hereto, or to add any provision to the Articles of Incorporation or to any amendment hereto, in the manner now or hereafter prescribed or permitted by the Corporation Law or any other applicable laws, and all rights and powers conferred upon shareholders in these Articles of Incorporation, or any amendment hereto, are granted subject to this reservation. Notwithstanding the foregoing, however, Article VII and Sections 3 and 4 of
Article VIII hereof may not be amended or appealed in any respect unless such repeal or amendment is approved by the affirmative vote of three-fourths (3/4) of the outstanding shares of Common Stock.